Herman Miller Realigns Organizational Structure to Accelerate Strategic Execution

ZEELAND, Mich., February 6, 2017 - Global design manufacturer Herman Miller, Inc. (NASDAQ: MLHR) today announces a realignment of its organizational structure. The realigned structure will accelerate the implementation of Overdrive, Herman Miller’s strategy to transform the 112-year-old company into a global, multi-channel, modern lifestyle brand.

“Today’s announcement streamlines our senior leadership structure to speed strategic execution and allow greater leverage of resources in our vertical segments,” said Chief Executive Officer Brian Walker. “Over the past five years, we have increased our market opportunity through geographic and customer segment expansion. This includes the acquisition of many brands that we believe are important to our long-term growth. These changes will further our efforts to build on their individual strengths and capitalize on the natural synergies within the segments.”

The new organizational structure includes the following changes:

•
Centralizing leadership for the North America Contract business segment, comprised of the company’s North American Work, Government, Healthcare, and Education businesses, to streamline operational capabilities and improve service to dealers and contract customers.

•
Creating a centralized leadership structure for Geiger, the Herman Miller Collection, and Maharam within the Specialty business segment to accelerate growth while enhancing the product and service offering for architects and design professionals.

•
Combining the functions of Strategy, Mergers and Acquisitions, Channel Development, and Information Technology to drive the integration of acquired companies, expand channels to market, and develop new technological capabilities.

•	Merging creative direction and new product commercialization to foster innovation, elevate design execution, and increase speed to market.

To support the realignment, the following leadership promotions and appointments are effective immediately:

•	Greg Bylsma, previously Chief Operating Officer of Herman Miller North America (Work and Learning), has been promoted to President, North America Contract.

•	Steve Gane, previously Executive Vice President and President of Geiger and Herman Miller Collection, has been promoted to President, Specialty Brands.

•	Jeremy Hocking, previously Senior Vice President of Strategic Planning and Business Development, has been promoted to Executive Vice President, Strategy and Business Development.

•	Ben Watson, previously Executive Creative Director, has been promoted to Chief Creative Officer.

The following individuals will continue to serve on the Executive Leadership Team:

•	Jeff Stutz, Chief Financial Officer

•	Andy Lock, President, International

•	John Edelman, CEO, Herman Miller Consumer

•	John McPhee, President, Herman Miller Consumer

•	Michael Ramirez, Executive Vice President, People, Places, and Administration

About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services. Headquartered in West Michigan, the global company has relied on innovative design for over 100 years to solve problems for people wherever they work, live, learn, and heal. Herman Miller’s designs are part of museum collections worldwide, and the company is a past recipient of the Smithsonian Institution's Cooper Hewitt National Design Award. Known and respected for its leadership in corporate social responsibility, Herman Miller has earned the Human Rights Campaign Foundation’s top rating in its Corporate Equality Index ten years in a row, was named a 2016 Top 100 Healthiest Employer, and has earned numerous global sustainability awards. In fiscal 2016, the company generated $2.26 billion in revenue and employed nearly 8,000 people worldwide. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, employment and general economic conditions, the pace of economic recovery in the U.S., and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, our ability to locate new DWR studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend or clarify forward-looking statements.

# # #